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                                                                    EXHIBIT 23.2




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report incorporated by reference in the registration statements of WANG Laboratories, Inc. and subsidiaries on Form S-3 (File No. 333-06611) and on Form S-3/A (File Nos. 333-19789, 333-27971 and 333-27969) of our report dated February 24, 1998 on the audited financial statements of Olsy Belgium S.A. and subsidiaries as of September 30, 1997 and December 31, 1996, and for the nine months and year then ended, respectively, which reports are included in this Form 8-K/A.




ARTHUR ANDERSEN


/s/ GUY WYGAERTS
----------------
    GUY WYGAERTS

May 27, 1998